SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

COHU, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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12367 Crosthwaite Circle
Poway, California 92064-6817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2002

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of Cohu, Inc. (“Cohu”) will be held at the Cohu corporate offices, located at 12367 Crosthwaite Circle, Poway, California 92064-6817 on Tuesday, May 14, 2002, at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect one director, for a term of three years.

2.	To approve an amendment to the Cohu 1998 Stock Option Plan, increasing the shares of stock subject to the Plan by 1,000,000.

3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of Cohu at the close of business on March 18, 2002 will be entitled to vote at the meeting.

     Since the holders of a majority of the outstanding shares of voting stock of Cohu entitled to vote at the meeting must be represented to constitute a quorum, all stockholders are urged either to attend the meeting in person or to vote by proxy.

     Please sign, date and return the enclosed proxy in the envelope enclosed for your convenience. Alternatively, certain stockholders may vote by telephone or electronically via the internet. Please refer to the instructions included with the proxy for additional details. If you attend the meeting you may revoke your proxy and vote in person. You may also revoke your proxy by delivering a written notice to the Secretary of Cohu, or by submitting another duly signed proxy bearing a later date.

By Order of the Board of Directors,

John H. Allen Secretary

San Diego, California
April 1, 2002

YOUR VOTE IS IMPORTANT

     IN ORDER TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR, WHERE POSSIBLE, VOTE BY TELEPHONE OR VIA THE INTERNET.

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTOR
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS AND COMMITTEES
COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
AUDIT COMMITTEE REPORT
AUDIT AND RELATED FEES
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPARATIVE STOCK PERFORMANCE GRAPH
PROPOSAL NO. 2 AMENDMENT TO THE COHU 1998 STOCK OPTION PLAN
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS — 2003 ANNUAL MEETING

COHU, INC.
12367 Crosthwaite Circle
Poway, California 92064-6817

PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cohu, Inc., a Delaware corporation (“Cohu”), of your Proxy for use at the Annual Meeting of Stockholders to be held on Tuesday, May 14, 2002, at 2:00 p.m. Pacific Time at the Cohu corporate offices, located at 12367 Crosthwaite Circle, Poway, California 92064-6817 (the “Meeting”). This Proxy Statement and the accompanying Proxy are being mailed to all stockholders on or about April 1, 2002. Any stockholder may revoke a proxy at any time before it is voted at the Meeting by filing a later dated proxy or written notice of revocation with Cohu’s Secretary or by voting in person at the Meeting.

     On March 18, 2002, the record date fixed by the Board of Directors, Cohu had outstanding 20,660,900 shares of Common Stock. Stockholders have one vote for each share on all items to be considered at the Meeting. In the election of directors stockholders may, under certain circumstances, cumulate their votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are normally entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit. There is only one director nominee to be voted on at the Meeting and as a result cumulative voting will have no relevance.

     To conduct any business at the Meeting, a quorum must be present. A quorum generally consists of a majority of the shares entitled to vote being present or represented by proxy at the Meeting. If a quorum is present, a plurality vote (i.e. an excess of votes over those cast for an opposing candidate) of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of shares present in person or represented by proxy is required for approval of the amendment to the Cohu 1998 Stock Option Plan. Abstentions will not be considered to be a vote “for” or “against” a proposal, but will be included in determining whether a quorum is present. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be included in determining whether a quorum is present but will not be considered as present with respect to that matter. Any proxy that is returned not marked as to a particular item will be voted FOR the election of the director and FOR the approval of the amendment to the Cohu 1998 Stock Option Plan.

     A complete list of the stockholders of record entitled to vote at the Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at Cohu’s corporate offices, 12367 Crosthwaite Circle, Poway, California 92064-6817, for the examination of any stockholder during normal business hours for a period of ten days immediately prior to the Meeting.

     Proxies will be solicited by mail and may be solicited in person or by telephone, facsimile transmission and the internet. Directors and officers may engage in such solicitation but will not be entitled to any additional compensation for such efforts. Cohu will bear the entire cost of any such solicitation. Votes will be tabulated by Cohu’s Transfer Agent, Mellon Investor Services LLC.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

     The Cohu Amended and Restated Certificate of Incorporation divides the directors into three classes whose terms expire at successive annual meetings over a period of three years. One class of directors is elected for a term of three years at each annual meeting with the remaining directors continuing in office. At the Meeting one director is to be elected for a term expiring in 2005. It is intended that the shares represented by proxies in the accompanying form will be voted by the proxy holders for the election of the nominee named below. Should the nominee decline or become unable to accept nomination or election, which is not anticipated, the proxies will be voted for such substitute nominee as may be designated by a majority of the Board of Directors. The Board of Directors recommends a vote in favor of the nominee named below.

Nominee for Term Expiring in 2005 — Class 1

			Director
Name	Age	Principal Occupation	Since

Charles A. Schwan	62	Chairman of the Board; Retired Chief Executive Officer of Cohu since June 2000; Chairman and Chief Executive Officer of Cohu from July 1999 to June 2000; President and Chief Executive Officer of Cohu from March 1996 to July 1999; Executive Vice President and Chief Operating Officer of Cohu from September 1995 to March 1996; Vice President, Finance of Cohu from 1983 until September 1995	1990

INFORMATION CONCERNING OTHER DIRECTORS

Directors Whose Terms Expire in 2003 — Class 2

			Director
Name	Age	Principal Occupation	Since

Harry L. Casari	65	Retired Partner, Ernst & Young LLP; Mr. Casari is also a director of Meade Instruments	1995
Harold Harrigian	67	Retired Partner and Director of Corporate Finance, Crowell, Weedon & Co.; Mr. Harrigian is also a director of First Mortgage Corporation	1998

Directors Whose Terms Expire in 2004 — Class 3

			Director
Name	Age	Principal Occupation	Since

James W. Barnes	72	Retired President and Chief Executive Officer of Cohu from 1983 to March 1996	1983
James A. Donahue	53	President and Chief Executive Officer of Cohu since June 2000; President and Chief Operating Officer of Cohu from October 1999 to June 2000; President of Cohu Semiconductor Equipment Group from May 1998 to October 1999; President of Delta Design, Inc., a wholly owned subsidiary of Cohu, since May 1983	1999

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Cohu’s Common Stock as of February 14, 2002 by (i) each person known by Cohu, based on information provided by such person, to own more than 5% of Cohu’s Common Stock; (ii) each director of Cohu; (iii) each named executive officer included in the “Summary Compensation Table”; and (iv) all directors and executive officers as a group.

	Amount & Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership (1)		of Class (2)

Putnam Investments, LLC	1,368,848	(3)	6.65%
One Post Office Square
Boston, MA 02109

Nicholas J. Cedrone	1,336,138	(4)	6.49%
One Monarch Drive
Littleton, MA 01460

Franklin Advisory Services, LLC	1,228,200	(5)	5.96%
One Parker Plaza, Sixteenth Floor
Fort Lee, NJ 07024

John H. Allen	123,750		*
James W. Barnes	376,590		1.83%
Harry L. Casari	11,600		*
James A. Donahue	221,100		1.07%
Harold Harrigian	11,600		*
Charles A. Schwan	372,892		1.80%
All directors and executive officers as a group (6 persons)	1,117,532		5.32%

*	Less than 1%

(1)	Includes 105,222, 10,000, 126,288, 10,000, 168,000 and 419,510 shares issuable upon exercise of stock options held by Mr. Allen, Mr. Casari, Mr. Donahue, Mr. Harrigian and Mr. Schwan and all directors and executive officers as a group, respectively, that were exercisable on or within 60 days of February 14, 2002.

(2)	Computed on the basis of 20,593,000 shares of common stock outstanding as of February 14, 2002, plus, with respect to each person holding options to purchase common stock exercisable within 60 days of February 14, 2002, the number of shares of common stock issuable upon exercise thereof.

(3)	According to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002, Putnam Investments, LLC. reported that it had no sole voting or dispositive power with respect to these shares and shared voting and dispositive power with respect to 344,674 and 1,368,848 shares, respectively

(4)	According to Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2002.

(5)	According to Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002.

BOARD OF DIRECTORS AND COMMITTEES

Organization of the Board of Directors

     The Board of Directors held a total of nine meetings during 2001. Each director attended at least 75% of all Board and applicable committee meetings during 2001.

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee, composed of Messrs. Harrigian (Chairman), Barnes and Casari is the principal link between the Board and Cohu’s independent auditors and monitors audit, internal accounting control and financial reporting processes and procedures. The Audit Committee held five meetings during 2001. The Compensation Committee, also consisting of Messrs. Casari (Chairman), Barnes and Harrigian, recommends to the Board of Directors the compensation structure for the officers of Cohu and each subsidiary. In addition, the Compensation Committee has the responsibility for administration of Cohu’s stock option, stock purchase and incentive compensation plans. The Compensation Committee held five meetings in 2001. The Board does not have a nominating committee or a committee that serves a similar function.

Directors’ Compensation

     Outside Directors receive (i) an annual retainer of $8,500; (ii) $500 per meeting attended in person to a maximum of $2,500 annually; and (iii) $1,000 annually for membership on one or more active committees. The Cohu 1996 Outside Directors Stock Option Plan currently provides that each Outside Director will receive an automatic grant of an option to purchase 10,000 shares of Cohu’s Common Stock upon their appointment to the Board and an annual grant of an option to purchase 5,000 shares thereafter. Cohu pays the cost of health care insurance premiums for certain directors and their spouses. Pursuant to an employment agreement with Cohu, Mr. Schwan is paid an annual salary of $30,000.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table discloses compensation paid to Cohu’s Chief Executive Officer and the other executive officer whose aggregate cash compensation exceeded $100,000 (the “Named Executive Officers”) during the last three years.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards
		Annual
		Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Options (#)	Compensation ($) (2)

James A. Donahue	2001	324,425	—	—	6,800
President &	2000	330,777	319,900	60,000	26,027
Chief Executive Officer	1999	271,019	274,800	60,000	21,833

John H. Allen	2001	205,612	35,000	—	6,800
Vice President, Finance & Chief	2000	212,313	180,972	25,000	15,731
Financial Officer, Secretary	1999	191,008	158,760	50,000	13,991

(1)	The amounts shown in this column reflect payments under Cohu’s Incentive Bonus Plan for key executives.

(2)	The amounts shown in this column reflect Cohu’s contributions to the Employees’ Retirement 401(k) Plan and the Key Executive Long Term Incentive Plan (now the Cohu, Inc. Deferred Compensation Plan).

     Incentive Bonus Plan. Cohu had an incentive bonus plan for key executives in effect through 2001. Under this plan, corporate officers may receive incentive compensation based on overall corporate earnings performance and the principal executive of each division and subsidiary may receive incentive compensation based upon the earnings performance of the operations they manage. In each case, the incentive compensation is determined with reference to a pre-tax earnings “target” fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by Cohu’s management.

     Retirement Plan. The Cohu Employees’ Retirement 401(k) Plan was implemented on January 1, 1978. The majority of Cohu’s employees, including the Named Executive Officers, who are at least 21 years of age and complete six months of service are eligible to enroll in this Plan. The participant may contribute a percentage of his or her annual compensation subject to maximum annual contribution limitations. Cohu may match participant contributions up to 4% of annual employee compensation not to exceed specified annual limits. The amounts contributed by Cohu are vested 10% after one year of participation, another 10% after two years and an additional 20% each year thereafter to the full 100%. The maximum nontaxable annual amount that a participant could contribute in 2001 was $10,500.

     Cohu, Inc. Deferred Compensation Plan. Cohu adopted the Cohu, Inc. Key Executive Long Term Incentive Plan in 1994. The Plan was amended, restated and renamed the Cohu, Inc. Deferred Compensation Plan in 2001. Under this Plan, corporate officers may elect to defer a portion of their current compensation. Cohu will then match participant contributions up to 4% of the executive’s compensation in excess of specified annual limits. These combined funds may be used by Cohu to purchase a specifically designed life insurance policy on the executive’s life. Cohu is not entitled to a corporate tax deduction until the year in which the executive recognizes taxable income in connection with the Plan. Participant contributions, distributions and investment earnings and losses are accumulated in deferral investment accounts in a trust established for the Plan. The trust assets and the payroll obligation to the participant are included in Cohu’s consolidated financial statements. Participants may elect to receive payment of their deferral account in ten or fifteen annual installments upon retirement and in lump sum or five, ten or fifteen annual installments upon disability, death, termination or change in control, as defined.

     Termination Agreements. Cohu has entered into Termination Agreements with Mr. Donahue and Mr. Allen pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of Cohu. For this purpose, a change of control of Cohu means a merger or consolidation of Cohu (except with a wholly owned subsidiary), a sale by Cohu of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting stock of Cohu by any person, entity or affiliated group or a change in the identities of a majority of the directors of Cohu within a period of thirty consecutive months resulting in whole or in part from the election of persons who were not management nominees. Termination of employment for purposes of these agreements means a discharge of the executive by Cohu, other than for specified causes including death, disability, wrongful acts, habitual intoxication, habitual neglect of duties or normal retirement. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation. In the event of a termination in 2002 following a change of control, the amounts payable to Mr. Donahue and Mr. Allen would be approximately $1,464,000 and $935,000, respectively.

     Employment Agreement. Charles A. Schwan resigned as President & Chief Executive Officer of Cohu effective June 30, 2000. Cohu and Mr. Schwan entered into an employment agreement for a three-year period commencing June 30, 2000. Pursuant to this agreement, Mr. Schwan agreed to provide Cohu with employment services under the direction and control of Cohu on a part-time basis. For such services Mr. Schwan will be paid an annual salary of $30,000. Mr. Schwan has continued to serve as Chairman of Cohu’s Board of Directors, subject to reelection by the stockholders at the conclusion of his term in office.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of options to purchase Cohu Common Stock made to the Named Executive Officers during the year ended December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in 2001 by the Named Executive Officers and the value of such officers’ unexercised options at December 31, 2001.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Fiscal Year-End (#)		at Fiscal Year-End ($) (1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James A. Donahue	—	—	111,288	82,500	834,011	508,575

John H. Allen	—	—	87,722	48,750	595,248	302,063

(1)	Calculated solely on the basis of the fair market value of Cohu’s Common Stock at December 31, 2001, minus the aggregate exercise price and before taxes associated with such exercise. Accordingly, such amounts may bear no relationship to gains, if any, that may be realized upon the ultimate disposition of the shares. The closing price of Cohu’s Common Stock on December 31, 2001 as reported on the Nasdaq Stock Market was $19.75.

AUDIT COMMITTEE REPORT

     Notwithstanding any statement to the contrary in any of Cohu’s previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

     Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined by rules of the National Association of Securities Dealers (“NASD”), and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Harold Harrigian (Chairman), James W. Barnes and Harry L. Casari.

     As a result of the death of Gene E. Leary, Cohu’s former Audit Committee Chairman, a new Chairman and member of the Audit Committee were appointed pursuant to NASD rules. NASD rules mandate that the audit committee have at least three members, comprised solely of independent directors. “Independent director” includes a director who has not been employed by the company for the current year or any of the past three years. NASD allows an exception to this independence requirement provided the audit committee member is not a current employee or an immediate family member of such employee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders and the board discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. Mr. Barnes retired as President and Chief Executive Officer of Cohu effective March 1, 1996. Mr. Barnes was an employee of Cohu pursuant to an employment contract that expired February 28, 1999. Pursuant to NASD rules, Mr. Barnes would not be considered an independent director until March 1, 2002. On December 5, 2001 the board of directors appointed Mr. Harrigian as Chairman of the Cohu, Inc. Audit Committee and, pursuant to NASD rules, concluded that it was in the best interests of Cohu and its shareholders to appoint Mr. Barnes as a member of the Cohu Audit Committee.

     Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors a firm to be engaged as Cohu’s independent auditors. Management is responsible for Cohu’s internal controls and financial reporting processes. The independent auditors are responsible for performing an independent audit of Cohu’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee the audit process and the activities of Cohu’s internal staff.

     Review with Management and Independent Auditors. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Cohu’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees.

     Cohu’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent auditors, Ernst & Young LLP, the firm’s independence.

     Summary. Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Cohu’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF COHU’S BOARD OF DIRECTORS:

Harold Harrigian (Chairman)	James W. Barnes	Harry L Casari

AUDIT AND RELATED FEES

     Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services for the audit of Cohu’s annual consolidated financial statements for 2001 and the review of the consolidated financial statements included in Cohu’s Forms 10-Q for 2001 were $238,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP to Cohu for financial information systems design and implementation for 2001.

     All Other Fees. The aggregate fees billed to Cohu for all other services rendered by Ernst & Young LLP for 2001, primarily for tax assistance and return preparation and including fees for statutorily required audits in certain locations outside the U.S. where Cohu has operations, accounting consultations and audits of Cohu’s employee benefit plans, were $557,000.

     The Audit Committee has determined that the nonaudit services rendered by Ernst & Young LLP, are compatible with maintaining Ernst & Young LLP’s independence.

COMPENSATION COMMITTEE REPORT

     Notwithstanding any statement to the contrary in any of Cohu’s previous or future filings with the Securities and Exchange Commission, this Report and the Stock Performance Graph on page 9 shall not be incorporated by reference into any such filings.

     The Compensation Committee (the “Committee”) of the Board of Directors, comprised of the non-employee directors, determines and administers Cohu’s executive compensation policies and programs.

     Compensation Philosophy. One of the Committee’s primary objectives in establishing compensation policies is to maintain competitive programs to attract, retain and motivate high caliber executives and maximize the long-term success of Cohu by appropriately rewarding such individuals for their achievements. Another objective is to provide an incentive to executives to focus their efforts on long-term goals for Cohu by closely aligning their financial interests with those of the stockholders. To attain these goals, the Committee has designed Cohu’s executive compensation program to include base salary, annual cash bonus incentives and long-term incentives in the form of stock options. The Committee believes that Cohu’s executive compensation programs, as summarized below, have met these objectives.

     Base Salary. The Committee generally determines base salary levels for executive level positions prior to the annual stockholders’ meeting in May. The process involved in the determination of executive base salaries for fiscal 2001 is summarized below.

     Cohu’s 2001 financial results were adversely impacted as a result of the worldwide downturn experienced by the semiconductor equipment industry in particular and electronics and high technology companies in general. In early 2001, Cohu’s executive officers’ base compensation levels were decreased ten percent (10%). The ten percent base salary reduction remained in effect for the balance of 2001. In May 2001, Cohu’s Chief Executive Officer recommended to the Committee that any increases in Cohu executive base salary levels be deferred until industry conditions improved. Salary increases for Cohu executives will be reassessed in 2002.

     Annual Incentives. Bonuses are designed to be a significant component of cash compensation. Incentives for executive level positions are determined according to Cohu’s Incentive Bonus Plan (the “Incentive Plan”), based upon company performance. In general, the Incentive Plan performance target objectives must be achieved before any bonuses may be paid to participants.

     In January 2002, the Committee reviewed and approved incentive awards for certain participants in Cohu’s Incentive Plan. Due to the failure to achieve certain financial targets set forth in the Incentive Plan, bonuses generally were not paid under this plan for 2001. The bonuses that were paid were based on various factors the Committee deemed relevant including the participant’s contributions during the last year and the achievement of strategic initiatives

     Stock Options. The Committee grants stock options to focus the executive on the long-term performance of Cohu and on maximizing stockholder value. The grant of stock options is tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive’s current equity ownership in Cohu, potential future contributions to Cohu and job responsibilities. The Committee members weigh these subjective factors individually and arrive at final determinations for option grants through consensus. Stock options are granted with an exercise price equal to the current fair market value of Cohu’s stock and utilize vesting periods to encourage retention of executive officers. The Committee believes stock options serve to align the interests of executive officers with those of other stockholders. There were no grants of stock options to the Named Executive Officers in 2001.

SUBMITTED BY THE COMPENSATION COMMITTEE OF COHU’S BOARD OF DIRECTORS:

Harry L. Casari (Chairman)	James W. Barnes	Harold Harrigian

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001, Messrs. Casari, Barnes and Harrigian and former board members Frank W. Davis and Gene E. Leary served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock of Cohu for the last five fiscal years with the cumulative total return on a Peer Group Index and the Nasdaq Market Index over the same period (assuming the investment of $100 in Cohu’s Common Stock, Peer Group Index and Nasdaq Market Index on December 31, 1996 and reinvestment of all dividends). The Peer Group Index set forth on the Performance Graph is the index for Media General Financial Services, Inc. Industry Group 834, “Semiconductor Equipment/Material”. Industry Group 834 is comprised of approximately 50 publicly-held semiconductor equipment companies. Historical stock price performance is not necessarily indicative of future stock price performance.

	1997	1998	1999	2000	2001

Cohu	133	97	275	125	179

Peer Group	127	143	392	241	263

Nasdaq	122	173	304	191	152

PROPOSAL NO. 2

AMENDMENT TO THE COHU 1998 STOCK OPTION PLAN

     The Cohu Board of Directors has approved and recommended for adoption an amendment to the Cohu 1998 Stock Option Plan (the “1998 Plan”). The amendment, if approved by Cohu’s stockholders, would increase the shares of stock available for issuance under the 1998 Plan by 1,000,000 to 2,850,000. The 1998 Plan is otherwise unchanged since Cohu stockholders approved an amendment to the 1998 Plan at the 2000 Annual Meeting of Stockholders. We believe strongly that approval of the amendment to the 1998 Plan is essential to our continued success. Our employees are our most valuable assets. Stock options are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Options are also crucial to our ability to motivate employees to achieve Cohu’s long-term goals. The affirmative vote of the holders of a majority of shares voting in person or by proxy at the Meeting (provided a quorum is present) will be required to approve the amendment to the 1998 Plan. Any discrepancy between the language of the 1998 Plan and the summary provided herein shall be resolved in favor of the plan language.

Purpose

     The 1998 Plan is intended to make available shares of stock to enable selected officers and employees to purchase Common Stock of Cohu. This will assist Cohu in retaining the services of employees holding key positions with Cohu and attracting new employees capable of filling key positions, providing an incentive for such employees and encouraging stock ownership by participants thereby aligning their interests with those of Cohu’s stockholders.

Administration

     The 1998 Plan is administered by the Cohu Compensation Committee (the “Committee”). The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 and as “outside directors” under Section 162(m) of the Internal Revenue Code. The Committee will have final power to construe and interpret the 1998 Plan and to grant options thereunder and to determine all questions that may arise in the administration of the 1998 Plan. The Committee has been authorized by the Board to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject thereto, the time or times during the term of each option within which all or a portion of such option may be exercised and all other terms of the options. The Committee shall have the right to adopt, amend and repeal rules and regulations concerning the administration of the 1998 Plan. The Board may also appoint an “Employee Option Committee” consisting of one or more directors which is authorized to grant options to employees (other than executive officers) subject to such limitations as may be established by the Board.

Term, Amendment and Termination

     The Board or the Committee may suspend or terminate the 1998 Plan at any time. Unless sooner terminated by the Committee, the term of the 1998 Plan shall be for ten (10) years from the commencement date. Termination of the 1998 Plan shall not affect any rights previously granted thereunder. The Committee may terminate, modify or amend the 1998 Plan from time to time, provided that stockholder approval would be required with respect to any amendment which would (i) increase the number of shares of Common Stock reserved for issuance upon exercise of options pursuant to the 1998 Plan or (ii) modify the requirements as to eligibility to receive incentive stock options under the 1998 Plan.

Eligibility

     Stock options may be granted only to employees (including officers and directors who are also employees) and non-employee directors of Cohu or its parent or subsidiaries or to individuals who are rendering services as consultants, advisors, or other independent contractors to Cohu or its parent or subsidiaries.

     No incentive stock option may be granted to a person who, at the time of the grant, owns, directly or indirectly, stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Cohu entitled to vote or of any parent or subsidiary thereof, unless the exercise price of the stock subject to the option is at least one hundred and ten percent (110%) of the fair market value of such stock on the date the option is granted and the term of the option does not exceed five (5) years from the date of grant.

Shares Reserved for Issuance

     If approved by Cohu’s stockholders, a total of 2,850,000 shares of the $1.00 par value Common Stock of Cohu shall be reserved for issuance pursuant to the 1998 Plan, subject to adjustment in the event of stock dividends, splits, subdivisions or combinations. At March 14, 2002 Cohu had approximately 2,295,000 options outstanding under all existing employee stock option plans and approximately 240,000 shares available for grant under such plans.

Terms of Options

     Set forth below is a description of terms of options granted pursuant to the 1998 Plan, provided, however, that individual option grants in any particular case may be more restrictive as to any or all of the terms described below. The Committee may grant nonqualified stock options, incentive stock options or a combination thereof. During any calendar year no participant may be granted options for more than 200,000 shares.

     a. Price. The purchase price per share deliverable upon the exercise of an incentive stock option shall not be less than the fair market value of a share on the date of grant. The purchase price per share deliverable upon the exercise of an incentive stock option granted to a person, who at the time of grant, owns directly or indirectly, stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Cohu entitled to vote (or a parent or subsidiary thereof), must be at least one hundred and ten percent (110%) of the fair market value of such stock on the date the option was granted. The purchase price per share deliverable upon exercise of a nonqualified stock option shall be not less than the fair market value of a share on the date of grant of the nonqualified stock option except that the purchase price for no more than 5% of the shares under the 1998 Plan can be determined by the Committee in its sole discretion. The exercise price of options granted under the 1998 Plan may be paid either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Committee, by delivery to Cohu of other Common Stock of Cohu owned by the optionee.

     b. Option Exercise. A stock option may be exercisable, in part or in full, at any time and from time to time twelve months after the date of grant (and during an exercise period) and may be subject to such performance criteria and conditions as shall be determined by the Committee on a case-by-case basis and such exercise period and restrictions shall be described in the agreement evidencing the stock option. The exercise period applicable to any incentive stock option shall not exceed ten (10) years from the date of grant and in certain circumstances may not exceed five (5) years. The Committee may accelerate the times at which a stock option may be exercised.

     c. Nonassignability. No incentive stock option may be transferred by an optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

     d. Expiration Following Termination of Employment. Under the 1998 Plan, an option will terminate immediately upon the optionee ceasing to be employed by Cohu or a parent or subsidiary thereof, unless the option by its terms specifically provides otherwise. If termination is due to disability of the optionee, the optionee or his or her legal representative will have no more than three (3) months from the date of disability to exercise the option, to the extent the option was exercisable on the date of termination. If termination is due to the death of the optionee, his or her legal representatives will have no more than one (1) year from the date of death to exercise the option, to the extent such option was exercisable on the date of death.

Adjustment Provisions

     If there is a change in the Common Stock subject to the 1998 Plan through recapitalization, stock dividend, stock split, combination or otherwise, appropriate adjustments shall be made to the maximum number of shares subject to the 1998 Plan, the annual limit on stock options that may be granted to an individual and to the number and exercise price of any outstanding options thereunder.

Reorganization

     A “Reorganization” shall be deemed to have occurred when Cohu and/or its stockholders enter into an agreement to dispose of all or substantially all the assets of Cohu or an amount of the outstanding stock of Cohu sufficient to constitute effective control of Cohu by means of a sale, merger, reorganization, separation, liquidation or any other transaction. In the event of a Reorganization, the “Acquiring Corporation” may assume Cohu’s rights and obligations under outstanding stock options or substitute options for the Acquiring Corporation’s stock for such outstanding stock options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding stock options in connection with the Reorganization, any unexercisable and/or unvested portion of the outstanding stock options shall be immediately exercisable and vested as of the date thirty (30) days prior to the date of the Reorganization. Any stock options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Reorganization nor exercised as of the date of the Reorganization shall terminate and cease to be outstanding effective as of the date of the Reorganization.

Certain U.S. Federal Income Tax Consequences

     The following summary of the U.S. federal income tax consequences to participants and Cohu of the acquisition and disposition of shares under the 1998 Plan does not purport to be complete and participants in the 1998 Plan should refer to the applicable provisions of the Internal Revenue Code (“the Code”), or consult their own tax advisor. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Furthermore, the tax consequences described below are complex and subject to change and a taxpayer’s personal situation may be such that some variation of the described rules applies.

     Cohu may deduct from amounts otherwise due an optionee under a stock option or from any wages or other compensation payable to such optionee any sums required by federal, state or local tax to be withheld with respect to the exercise or disposition of any option or other right, or require the optionee to pay such sums as a condition of the issuance of shares. The 1998 Plan is not qualified under Code Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The grant of a nonqualified stock option generally will not result in taxable income to the optionee at the time of grant and ordinary income will be realized by an optionee at the time of exercise of a nonqualified option in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price. Cohu will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of the shares acquired pursuant to a nonqualified option will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the market price at date of exercise.

     With respect to incentive stock options, the excess of the fair market value of stock received upon exercise over the exercise price is taken into account for purposes of the alternative minimum tax described under Section 55 of the Code. Otherwise, there are generally no tax consequences to either Cohu or an optionee connected with the grant or the exercise of an incentive stock option. If the stock acquired under an incentive stock option is not disposed of within two years from the date of grant nor within one year from the date of exercise, any gain on the sale thereof will generally be treated as capital gain to the optionee, with no tax consequences to Cohu. If the stock is sold prior to such time, the optionee will recognize at the time of sale ordinary income equal to the lesser of the gain on the sale or the difference between the option price and the fair market value of the stock on the date of exercise and any additional gain will be treated as capital gain. Cohu may have a tax deduction equal to the ordinary income recognized by the optionee.

Board Recommends Approval

     The Board of Directors recommends that the stockholders approve the amendment to the 1998 Plan. The affirmative vote of a majority of shares present, in person or by proxy, at the Meeting (provided a quorum is present) is required to approve the amendment to the 1998 Plan.

INDEPENDENT AUDITORS

     Ernst & Young LLP has served as Cohu’s independent auditors continuously since 1957 and Cohu’s Audit Committee has recommended and the Board of Directors has selected this firm to serve as independent auditors for 2002. Representatives of Ernst & Young LLP will be present at the Meeting and be available to respond to appropriate questions and may make a statement if they desire to do so.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that Cohu’s executive officers and directors and persons who own more than 10% of a registered class of Cohu’s equity securities, file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% stockholders are also required by SEC rules to furnish Cohu with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, Cohu believes that during the year ended December 31, 2001 its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

     The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders. The shares represented by proxies received in time for the Meeting will be voted and if any choice has been specified the vote will be in accordance with such specification.

STOCKHOLDER PROPOSALS — 2003 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of the proxy rules and Cohu’s Bylaws. Any proposals intended to be presented at the 2003 Annual Meeting of Stockholders of Cohu must be received at Cohu’s offices on or before December 1, 2002 in order to be considered for inclusion in Cohu’s proxy statement and form of proxy relating to such meeting.

     If a stockholder intends to submit a proposal at the 2003 Annual Meeting of Stockholders of Cohu, which proposal is not intended to be included in Cohu’s proxy statement and form of proxy relating to such meeting, the stockholder should provide Cohu with appropriate notice no later than December 1, 2002. If Cohu fails to receive notice of the proposal by such date, any such proposal will be considered untimely and Cohu will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the stockholders for approval at the 2003 Annual Meeting of Stockholders of Cohu.

By Order of the Board of Directors,

John H. Allen Secretary

San Diego, California
April 1, 2002

PROXY

COHU, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COHU, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2002

     The undersigned hereby (i) acknowledge(s) receipt of the Notice and Proxy Statement dated April 1, 2002 relating to the Annual Meeting of Stockholders of Cohu, Inc. (“Cohu”) to be held May 14, 2002 and (ii) appoint(s) CHARLES A. SCHWAN, JAMES A. DONAHUE and JOHN H. ALLEN as proxies, with full power of substitution, and authorizes them, or any of them, to vote all the shares of Common Stock of Cohu standing in the name of the undersigned at said meeting or any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting, or any adjournment thereof, conferring discretionary authority upon such proxies as to such other matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

(Please sign and date on the reverse side)

* FOLD AND DETACH HERE *

Please mark your votes as indicated in this example.	[X]

		FOR	WITHHOLD
		the nominee listed below	AUTHORITY
		(except as marked to	to vote for the
		the contrary below)	nominee listed
1.	ELECTION OF DIRECTOR	[ ]	[ ]

01 CHARLES A. SCHWAN

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	TO APPROVE AN AMENDMENT TO THE COHU 1998 STOCK OPTION PLAN INCREASING THE SHARES OF STOCK SUBJECT TO THE PLAN BY 1,000,000	[ ]	[ ]	[ ]

3.	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

Signature(s) _________________________________________________________________ Dated: ________________________, 2002

IMPORTANT: Please date this Proxy and sign exactly as your name(s) appears hereon. When signing as a fiduciary, please give your full title. If shares are held by joint tenants, both should sign.

* FOLD AND DETACH HERE *